FORM OF AUTHORIZED PARTICIPANT AGREEMENT

CORGI ETF TRUST III

This Authorized Participant Agreement (the “Agreement”) is entered into by and between Paralel Distributors LLC (the “Distributor”), [Participant Name] (the “Participant”), Corgi ETF Trust III (the “Trust”), a series trust offering certain series applicable to this Agreement (each a “Fund” and collectively the “Funds”) listed on Attachment B, and is subject to acceptance by U.S. Bancorp Fund Services, LLC d/b/a U.S. Bank Global Fund Services (the “Transfer Agent”), as transfer agent for the Funds. Capitalized terms used but not defined herein are defined in the current prospectus for each Fund as it may be supplemented or amended from time to time, and included in the Trust’s Registration Statement on Form N-1A, as it may be amended from time to time, or otherwise filed with the U.S. Securities and Exchange Commission (“SEC”) (together with such Fund’s Statement of Additional Information incorporated therein, the “Prospectus”).

The Distributor provides services as principal underwriter of the Funds acting on an agency basis in connection with the distribution of shares of beneficial interest of each Fund (the “Shares”). Shares may be purchased or redeemed from a Fund in aggregations of a specified number of Shares as set forth in the Prospectus (each, a “Creation Unit” and collectively, the “Creation Units”). The Transfer Agent has been retained to provide certain transfer agency services with respect to the purchase and redemption of Creation Units of Shares.

This Agreement is intended to set forth certain procedures by which the Participant may purchase and/or redeem Creation Units through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (the “Federal Reserve Book-Entry System”) and the Continuous Net Settlement (“CNS”) clearing processes of National Securities Clearing Corporation (“NSCC”) (as such processes have been enhanced to effect purchases and redemptions of Creation Units, the “CNS Clearing Process”) or, outside of the CNS Clearing Process, the manual process of The Depository Trust Company (“DTC”).

Nothing in this Agreement shall obligate the Participant to create or redeem one or more Creation Units of Shares, to facilitate a creation or redemption through it by a Participant Client (as defined below), or to sell or offer to sell the Shares.

The parties agree as follows:

1.                     STATUS, REPRESENTATIONS AND WARRANTIES OF PARTICIPANT

(a)                 The Participant represents and warrants that it has the ability to transact through the Federal Reserve Book-Entry System and, with respect to orders for the purchase of Creation Units (“Purchase Orders”) or orders for redemption of Creation Units (“Redemption Orders” and, together with Purchase Orders, the “Orders”), (i) through the CNS Clearing Process, because it is a member of NSCC and a participant in the CNS System of NSCC, and/or (ii) outside the CNS Clearing Process, because it is a DTC participant (a “DTC Participant”). Unless the parties agree otherwise in writing, any change in the foregoing status of the Participant shall automatically and immediately terminate this Agreement. The Participant shall give prompt written notice of any such change to the Distributor and the Transfer Agent.

The Participant may place Orders either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in the Prospectus and Section 2 of this Agreement.

(b)                The Participant represents and warrants that: (i) it is a broker-dealer registered with the SEC, and it is a member of the Financial Industry Regulatory Authority (“FINRA”), or it is exempt from registration, or it is otherwise not required to be registered as, a broker-dealer or a member of FINRA; (ii) it is registered and/or licensed to act as a broker or dealer, as required under all applicable laws, rules and regulations in the states or other jurisdictions in which the Participant conducts its activities, or it is otherwise exempt; and (iii) it is a Qualified Institutional Buyer, as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “1933 Act”).

The Participant agrees that it will: (i) maintain such registrations, licenses, qualifications, and memberships in good standing and in full force and effect throughout the term of this Agreement; (ii) comply with applicable FINRA rules and the securities laws of any jurisdiction in which it sells Shares, directly or indirectly, to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to, the Shares; and (iii) not offer or sell Shares of any Fund in any state or jurisdiction where such Shares may not lawfully be offered and/or sold.

Unless the parties agree otherwise in writing, any change in the foregoing status of the Participant shall terminate this Agreement. The Participant shall give prompt written notice of any such change to the Distributor and the Transfer Agent.

(c)                 In the event Shares are authorized for sale in jurisdictions outside the several states, territories and possessions of the United States and the Participant offers and sells Shares in such jurisdictions and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA as set forth above, the Participant nevertheless agrees to observe the applicable laws, rules and regulations of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the 1933 Act and the regulations promulgated thereunder, and to conduct its business in accordance with the FINRA rules, to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, the Shares.

(d)                  The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under certain interpretations of applicable U.S. federal securities laws. For example, depending on the facts and circumstances, because new Creation Units of Shares may be issued and sold by a Fund on an ongoing basis, a “distribution”, as such term is used in the 1933 Act, may be deemed to have occurred at any point. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, and under certain interpretations of applicable law, could be interpreted as resulting  in it being deemed a participant in a distribution in a manner which could, under certain interpretations of applicable law, render it a statutory underwriter and subject it to the prospectus delivery and liability related provisions of the 1933 Act that normally would be applicable to a statutory underwriter. The Participant also understands and acknowledges that dealers who are not “underwriters,” but who effect transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus. Whether a person is an underwriter depends upon all of the facts and circumstances pertaining to that person's activities, and for the avoidance of doubt, the Participant does not admit to being an underwriter of the Shares.

2.                   EXECUTION OF PURCHASE AND REDEMPTION ORDERS

(a)                 All Orders must comply with the procedures for Orders set forth in the Prospectus and in this Agreement, which includes the attachments. The Participant, the Distributor, and the Transfer Agent each agrees to comply with the provisions of the Prospectus, this Agreement, and the laws, rules, and regulations that are applicable to it in its role under this Agreement. If there is a conflict between the terms of the Prospectus and the terms of this Agreement, the terms of the Prospectus control.

(b)                Phone lines used in connection with Orders will be recorded. The Participant hereby consents to the recording of all calls in connection with the Orders, provided that the Participant may reasonably request that the recording party promptly provide to the Participant copies of recordings of any such calls, which have been retained in accordance with the recording party’s usual document retention policy. If a recording party becomes legally compelled to disclose to any third party any recording involving communications with the Participant, to the extent legally permitted to do so, such recording party shall provide the Participant with reasonable advance written notice identifying the recordings to be disclosed, together with copies of such recordings, so that the Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so.

(c)                 The Participant understands that a Creation Unit generally will not be issued until the requisite cash and/or the designated basket of securities (the “Deposit Securities”), as well as applicable Transaction Fee and taxes, are transferred to the Trust on or before the settlement date in accordance with the Prospectus. To the extent that the Participant posts collateral on the settlement date in connection with a portion of the Deposit Securities that were unable to be delivered on the settlement date, the Trust will use commercially reasonable efforts to provide prior notice to the Participant, if possible, prior to using any such collateral to purchase the Deposit Securities and, if prior notice is not possible, the Trust will provide the Participant with notice as soon as possible thereafter.

(d)                With respect to any Redemption Order, the Participant acknowledges and agrees on behalf of itself and any party for which it is acting to return to a Fund any dividend, distribution, or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting in connection with a Redemption Order ("a Fund Security") that, based on the valuation of such Fund Security at the time of transfer, should have been paid to the Fund. With respect to any Redemption Order, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting that a Fund is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting by an amount equal to any dividend, distribution, or other corporate action to be paid to it or to the party for which it is acting in respect of any Fund Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Fund Security at the time of transfer, should be paid to the Fund. If, however, the Fund so reduces the amount of proceeds due to the Participant or any party for which it is acting, the Participant shall not be required to return to the Fund any dividends, interest, distributions or other corporate actions paid to it or any party for which it is acting as is contemplated in the first sentence of this paragraph equal to the amount so reduced by the Fund. With respect to any Purchase Order, each Fund acknowledges and agrees to return to the Participant or any party for which it is acting any dividend, distribution, or other corporate action paid to the Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant or any party for which it is acting.

3.                   AUTHORIZATION OF TRANSFER AGENT

Solely with respect to Orders submitted through the CNS Clearing Process, the Participant hereby authorizes the Transfer Agent, or its designee, to transmit to the NSCC on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the purchase and redemption of Creation Units, and Orders consistent with the instructions and Orders issued by the Participant to the Transfer Agent. The Participant agrees to be bound by the terms of such instructions and Orders as reported by the Transfer Agent or its designee on the Participant’s behalf to the NSCC as though such instructions were issued by the Participant directly to the NSCC.

4.                   MARKETING MATERIALS AND REPRESENTATIONS.

(a)             The Participant represents and warrants that it will not make any representations concerning a Fund, Creation Units or Shares, other than those consistent with the Prospectus or any Marketing Materials (as defined below) furnished to the Participant by the Distributor.

(b)                The Participant agrees not to furnish, or cause to be furnished by it or its employees, to any person, or to display or publish, any information or materials relating to a Fund or the Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials (“Marketing Materials”), unless (i) such Marketing Materials: (a) are either furnished to the Participant by the Distributor, or (b) if prepared by the Participant, are consistent in all material respects with the Prospectus, and clearly indicate that such Marketing Materials are prepared and distributed by the Participant, and (ii) Participant and such Marketing Materials prepared by the Participant comply with applicable FINRA rules and regulations. The Participant shall file all such Marketing Materials that it prepares with FINRA, if required by applicable laws, rules or regulations.

(c)                 The Trust represents and warrants that (i) the distribution of the Shares as contemplated herein does not violate  any statute, order, rule,  or regulation of any governmental agency or regulatory or self-regulatory organization with jurisdiction over the Distributor and applicable to the Distributor’s role under this Agreement, (ii) the Prospectus is current and the Registration Statement is effective, no stop order of the SEC or any other federal, state or foreign regulatory authority or self-regulatory authority, with respect thereto has been issued, no proceedings for such purpose have been instituted or, to its knowledge, are being contemplated; (iii) the Prospectus and the Registration Statement conforms in all material respects to the requirements of all applicable law, and the rules and regulations of the SEC thereunder and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iv) the Shares, when issued and delivered against payment of consideration thereof, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (v) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares, except the registration of the Shares under the 1933 Act, and the registration of the Trust under the Investment Company Act of 1940, as amended; (v) Shares will be approved for listing on a national exchange; (vi) it has adopted and established internal policies procedures, and controls in place to ensure compliance with Rule 12d1-4 (Fund of Funds arrangements) of the Investment Company Act of 1940, as amended (“1940 Act”); (vii)  the Trust will not lend Fund securities pursuant to any securities lending arrangement that would prevent the Trust from settling a Redemption Order when due; (vii) any and all Marketing Materials prepared by the Trust and provided to the Participant in connection with the offer and sale of Shares shall comply with applicable law, including without limitation, the provisions of the 1933 Act and the rules and regulations thereunder and applicable requirements of FINRA, and will not contain any untrue statement of a material fact related to a Fund or the Shares or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and (viii) it will not name the Participant in the Prospectus, Marketing Materials, or on the Fund’s website without the prior written consent of Participant, unless such naming is required by law, rule, or regulation. If the Participant agrees to be identified in the Prospectus, Marketing Materials, or on a Fund’s website, within a reasonable amount of time upon the termination of this Agreement, (1) the Trust shall remove any reference to the Participant from the Prospectus and Marketing Materials, and (2) the Trust shall promptly update each Fund’s website to remove any identification of the Participant as an authorized participant of the Trust.

(d)                Notwithstanding anything to the contrary in this Agreement, the Participant and its affiliates may, without the approval of any other party hereto, prepare and circulate, in the regular course of their businesses, any of the following items (none of which shall be deemed to be Marketing Materials): (i) written materials of any kind that generally mention a Fund without recommending the Fund (including in connection with a list of products sold through Participant or in the context of asset allocations), (ii) materials prepared and used for the Participant’s internal use only, (iii) brokerage communications, including correspondence and institutional communications, as defined under FINRA rules, prepared by the Participant or an affiliate in the normal course of their businesses, and (iv) research reports; provided, however, that any such materials prepared by Participant or its affiliates comply with applicable FINRA rules and regulations and other applicable laws, rules and regulations.

5.                   TITLE TO SECURITIES; RESTRICTED SHARES

The Participant represents and warrants on behalf of itself and any party for which it acts that Deposit Securities delivered by it to the custodian and/or any relevant sub-custodian in connection with a Purchase Order will not be “restricted securities,” as such term is used in Rule 144(a)(3)(i) of the 1933 Act, and, at the time of delivery, the Fund will acquire good and unencumbered title to such Deposit Securities, free and clear of all liens, restrictions, charges and encumbrances, and not be subject to any adverse claims. The Trust represents that, upon delivery of a portfolio of Deposit Securities to the Participant in connection with a Redemption Order, the Participant will acquire good, marketable, and unencumbered title to such Deposit Securities, free and clear of any and all liens, restrictions, hypothecations, charges, duties imposed on the transfer of assets and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such Deposit Securities.

6.                   CASH COMPONENT

The Participant hereby agrees that, in connection with a Purchase Order, whether for itself or any party for which it acts, it will make available on or before the contractual settlement date (the “Contractual Settlement Date”), by means satisfactory to the Trust, and in accordance with the provisions of the Prospectuses, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable Transaction Fee. Any excess funds will be returned following settlement of the Purchase Order. The Participant agrees to ensure that the Cash Component will be received by the issuing Fund in accordance with the terms of the Prospectuses, but in any event on or before the Contractual Settlement Date, and in the event payment of such Cash Component has not been made in accordance with the provisions of the Prospectuses or by such Contractual Settlement Date, the Participant agrees in connection with a Purchase Order to pay the amount of the Cash Component, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the custodian, any sub-custodian, or the Trust for any amounts advanced by the custodian or any sub-custodian in its sole discretion to the Participant for payment of the amounts due and owing for the Cash Component. Computation of the Cash Component shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not the Trust.

7.                    PAYMENT OF CERTAIN FEES AND TAXES

(a)                 In connection with the purchase or redemption of Creation Units, the Participant agrees to pay the Transaction Fee prescribed in the Prospectus as applicable to the Participant’s transaction. The Trust reserves the right to adjust any Transaction Fee subject to any limitation as prescribed in the Prospectus and upon reasonable advance notice to the Participant.

(b)                In connection with the purchase or redemption of Creation Units, the Participant acknowledges and agrees that the computation of any cash amount to be paid by or to the Participant shall exclude any taxes or other fees and expenses payable upon the transfer of beneficial ownership of Fund Shares or Fund Securities. The Participant shall be responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax, fee or government charge (collectively, “Taxes”) applicable to and imposed upon the purchase or redemption of any Creation Units made pursuant to this Agreement. To the extent the Trust or its agents pay any such Taxes or they are otherwise imposed in connection with transactions effected by the Participant, the Participant agrees to promptly reimburse and pay such party for any such payment, together with any applicable penalties, additions to tax or interest thereon, unless such penalties, additions or interest were the result of the applicable party’s gross negligence, fraud or willful misconduct. This section shall survive the termination of this Agreement.

8.                   ROLE OF PARTICIPANT

(a)                 Each Party acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Funds or the Distributor in any matter or in any respect under this Agreement. The Participant agrees to make itself and its employees available, upon reasonable request and with reasonable notice, during normal business hours to consult with the Funds or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

(b)                The Participant agrees as a DTC Participant and in connection with any purchase or redemption transactions in which it acts on behalf of a third party that it shall extend to such party all of the rights, and shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectuses.

(c)                 The Participant represents that from time to time it may be a beneficial owner (as that term is defined in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended) (“Beneficial Owner”) and/or legal owner of Shares. To the extent that it is a Beneficial Owner and/or legal owner of Shares, the Participant agrees to irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) the Participant’s beneficially or legally owned Shares of the Trust which the Participant is or may be entitled to vote at any meeting of shareholders of the Trust held after the date this Agreement is executed whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. For purposes of this Section 8(c), beneficially owned Shares shall not include those Shares for which the Participant is the record owner but not the Beneficial Owner.  The Distributor will mirror vote (or abstain from voting) the Participant’s beneficially owned Shares in the same proportion as the votes (or abstentions) of all other beneficial owners of Shares of the applicable Fund or the Trust on any matter, question or resolution submitted to the vote of shareholders of the Fund or Trust.  The Distributor, as attorney and proxy for the Participant under this Section 8(c), (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or substitute attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys in any lawful manner deemed appropriate by it, including in writing, by telephone, telex, facsimile, electronically (including through the Internet) or otherwise. This irrevocable proxy terminates upon termination of the Agreement. The powers of attorney and proxy as set forth in this Section 8(c) shall include (without limiting the general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the undersigned.

(d)              The Participant represents and warrants that it has implemented, and agrees to maintain and implement on an on-going basis, an anti-money laundering program reasonably designed to comply with all applicable anti-money laundering laws and regulations, including but not limited to the Bank Secrecy Act of 1970, the USA PATRIOT Act of 2001 and the sanctions programs administered by the U.S. Department of the Treasury’s Office of Foreign Asset Control, each as amended from time to time, and any rules adopted thereunder and/or any applicable anti-money laundering laws and regulations of other jurisdictions where Participant conducts business, and any rules adopted thereunder or guidelines issued, administered or enforced by any governmental agency.

9.                   AUTHORIZED PERSONS OF THE PARTICIPANT

(a)                 Concurrently with the execution of this Agreement, and from time to time thereafter as may be requested by the Funds, the Transfer Agent, or the Distributor, the Participant shall deliver to the Funds and the Transfer Agent, with copies to the Distributor, a certificate in the format of Attachment A to this Agreement, duly certified by the Participant’s Secretary or other duly authorized officer of Participant, setting forth the names and signatures of all persons authorized by the Participant (each an “Authorized Person”) to give Orders and instructions relating to any activity contemplated by this Agreement on behalf of the Participant. Such certificate may be relied upon by the Distributor, the Transfer Agent and the Funds as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Funds, the Distributor, and the Transfer Agent of a superseding certificate or of written notice from the Participant that an individual should be removed from, the certificate. The Participant may authorize additional Authorized Persons by delivering to the Distributor and the Transfer Agent an addendum or amendment to the certificate in the format of Attachment A to this Agreement (or another format as may be mutually acceptable). Whenever the Participant wants to add an Authorized Person, revoke the authority of an Authorized Person, or change or cancel a PIN Number (as defined below), the Participant shall give prompt written notice of such fact in the manner set forth in this Section to the Funds and the Transfer Agent, with a copy to the Distributor, and such notice shall be effective upon receipt by the Funds, the Transfer Agent, and the Distributor.

(b)                The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which the Participant and such Authorized Person shall be identified and instructions to the Funds, Transfer Agent, and Distributor issued by Participant through the Authorized Person shall be authenticated. The Participant and each Authorized Person shall keep his/her PIN Number confidential and only those Authorized Persons who were issued a PIN Number shall use such PIN Number to identify himself/herself and to submit instructions for Participant, to the Funds, Transfer Agent, and Distributor. If an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon in writing by the Participant and the Transfer Agent. If an Authorized Person’s PIN Number is compromised, the Participant shall contact the Transfer Agent promptly in writing in order for a new one to be issued. Upon receipt of written notice as set forth in paragraph (a) of this section, the Transfer Agent agrees to promptly issue a PIN Number when the Participant adds an Authorized Person and shall promptly cancel a PIN Number when the Participant revokes a person’s authority to act for it.

(c)                 The Transfer Agent and Distributor shall not have any obligation to verify instructions and Orders given using a PIN Number and shall assume that all instructions and Orders issued to it using an Authorized Person’s PIN Number have been properly placed, unless the Transfer Agent and Distributor have actual knowledge to the contrary because they received from the Participant written notice as set forth in paragraph (a) of this section that such person is no longer authorized to act on behalf of Participant. The Participant agrees that none of the Distributor, the Transfer Agent, or the Funds shall be liable, absent gross negligence, bad faith or willful misconduct, for Losses (as defined below) incurred by the Participant as a result of the unauthorized use of an Authorized Person’s PIN Number, unless the Transfer Agent, Distributor, and the Funds previously received from Participant written notice to revoke such Authorized Person’s PIN Number reasonably prior to the transmittal of such Order, as set forth in paragraph (a) of this section, and the applicable party had a reasonable time to act thereon. This paragraph (c) shall survive the termination of this Agreement.

10.                REDEMPTIONS

(a)                 The Participant understands and agrees that Shares of the Funds may only be redeemed in the form of complete Creation Units and Redemption Orders may be submitted only on days that the Trust is open for business, as required by Section 22(e) of the 1940 Act.

(b)                The Participant represents and warrants that as of the close of a business day on which it has placed any Redemption Order for the purpose of redeeming any Creation Unit of Shares of any Fund, it or any party for which it is acting (“Participant Client”), as the case may be, (i) will own (within the meaning of Rule 200 of Regulation SHO) the requisite number of Shares of the relevant Fund of the Trust, or (ii) will have reasonable grounds to believe that the requisite number of Shares of the relevant Fund of the Trust can be borrowed (as contemplated by Rule 203(b)(1) of Regulation SHO), such that, in either case, the Participant can make good delivery of the Shares of the relevant Fund of the Trust on or prior to the Contractual Settlement Date of the Redemption Order. In either case, the Participant acknowledges that: (i) it or, if applicable, its Participant Client, has or will have full legal authority and legal and beneficial right to tender for redemption the requisite number of Shares of the applicable Fund to be redeemed as a Creation Unit and to receive the entire proceeds of the redemption; and (ii) that if such Shares have been loaned or pledged to another party or are the subject of a repurchase agreement, securities lending agreement, or any other agreement affecting legal or beneficial ownership of such Shares being tendered, there are no restrictions that would preclude the tender and delivery of such Shares (including borrowed Shares, if any), for redemption, free and clear of any liens, on the redemption Contractual Settlement Date.

(c)                 The Participant understands that Shares of any Fund may be redeemed only when one or more Creation Units are held in its account.

(d)                In the event that the Distributor, Transfer Agent and/or the Trust reasonably believes in good faith that a Participant would not be able to deliver the requisite number of Shares to be redeemed as a Creation Unit on the settlement date, the Distributor, Transfer Agent and/or Trust may, without liability, reject the Participant’s Redemption Order.

(e)                 In the event that the Participant receives Fund Securities the value of which exceeds the value of the applicable Creation Unit at the time of redemption, the Participant agrees to pay, on the same business day it is notified, or cause the Participant client to pay, on such day, to the applicable Fund an amount in cash equal to the difference or return such Fund Securities to the Fund, unless the parties otherwise agree.

11.                  BENEFICIAL OWNERSHIP

(a)                 The Participant represents and warrants that, based upon the number of outstanding Shares of any particular Fund, either (i) it does not, and will not in the future as the result of one or more Purchase Orders, hold for the account of any single Beneficial Owner, or group of related Beneficial Owners, 80 percent or more of the currently outstanding Shares of such Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to sections 351 and 362 of the Internal Revenue Code of 1986, as amended, or (ii) it is carrying some or all of the Deposit Securities as a dealer and as inventory in connection with its market making activities, and the Deposit Securities will be marked to market under section 475 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, prior to being deposited with the Fund and the Participant will adjust the basis of the Deposit Securities to their fair market value immediately prior to their being deposited with the Fund.

(b)                A Fund, the Distributor, and the Transfer Agent have the right to require, as a condition to the acceptance of a deposit of Deposit Securities, information from the Participant regarding ownership of the Shares by such Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent or more of the Fund’s currently outstanding Shares by a Beneficial Owner.

12.                 OBLIGATIONS OF PARTICIPANT

(a)                 Pursuant to its obligations under the federal securities laws, the Participant agrees to maintain all books and records of all sales of Shares made by or through it and to furnish copies of such records to the Trust, Transfer Agent and/or the Distributor upon their reasonable written request, to the extent permitted by applicable privacy and customer protection laws.

(b)                The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation and that it will maintain such procedures throughout the term of this Agreement.

(c)                 The Participant represents, covenants, and warrants that it will not exercise or attempt to exercise a controlling influence over the management policies of the Fund and has taken affirmative steps so that will not be an affiliated person of a Fund, a promoter or principal underwriter of a Fund or an affiliated person of such persons due to ownership of Shares, including through its grant of an irrevocable proxy relating to the Shares to the Distributor.

13.                 INDEMNIFICATION

This Section 13 shall survive the termination of this Agreement.

(a)                 The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Funds, the Transfer Agent, their respective subsidiaries, affiliates, directors, trustees, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant Indemnified Party”), from and against any claim, loss, liability, cost, or expense (including reasonable attorneys’ fees) (“Loss”) incurred by such Participant Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations (“SROs”), in relation to its role as an authorized participant under this Agreement; (iv) actions of a Participant Indemnified Party taken in reasonable reliance upon any instructions or representations reasonably believed by the Trust, the Distributor and/or the Transfer Agent to be genuine and to have been given by the Participant; or (v) the Participant’s failure to complete an Order that has been accepted.

(b)                The Distributor hereby agrees to indemnify and hold harmless the Participant, its affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any Loss incurred by such Distributor Indemnified Party as a result of: (i) any material breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; or (iii) any material failure by the Distributor to comply with applicable laws, including rules and regulations of any self-regulatory organization with jurisdiction over the Distributor and applicable to Distributor’s role as set forth in this Agreement.

(c)                 The Trust hereby agrees to indemnify and hold harmless the Participant, its respective affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Trust Indemnified Party”) from and against any Loss, as may be limited by Section 14 hereof, incurred by such Trust Indemnified Party as a result of any breach or alleged breach by the Trust of its representations in Section 4(c). All Shares represent interests in their underlying series, the assets and liabilities of which are separate and distinct. Any indemnification provided by the Trust in connection with the Shares shall be limited to the corresponding assets of such Fund.

(d)                An indemnifying party shall not be liable under its indemnity agreement contained in this Section 13 with respect to any claim made against any indemnified party unless the indemnified party has notified the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent).  Notwithstanding the foregoing, failure to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability which it may have to any indemnified party against whom such action is brought otherwise than on account of its indemnity agreement contained in this Section 13 and shall only release the indemnifying party from such liability under this Section 13 to the extent it has been materially prejudiced by such failure to receive notice.  The indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims.  If the indemnifying party elects to assume the defense, the defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified parties in the suit, and who shall not, except with the consent of the indemnified parties, be internal counsel to the indemnifying party.  If the indemnifying party does not elect to assume the defense of any suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by it.

14.                 LIMITATION OF LIABILITY

This Section 14 shall survive the termination of this Agreement.

(a)                 In no event shall any party be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any party be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(b)                Neither the Trust, the Distributor, the Transfer Agent, nor the Participant shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(c)                 The Distributor, the Trust, and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine. Neither the Trust, the Distributor nor the Transfer Agent shall be liable to the Participant or to any other person for any damages arising out of mistakes or errors in data provided to the Trust, the Distributor or the Transfer Agent by a third party, or out of interruptions or delays of electronic means of communications with the Trust, the Distributor or the Transfer Agent.

(d)                In the absence of bad faith, gross negligence or willful misconduct on its part, the Transfer Agent, whether acting directly or through its agents, affiliates or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties hereunder. The Transfer Agent shall not be liable for any error of judgment made in good faith unless in exercising such it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment.

(e)                 The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Transfer Agent.

(f)                      The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

15.                 INFORMATION ABOUT DEPOSIT SECURITIES

On each day that the Trust is open for business, through the facilities of the NSCC, the names and amounts of Deposit Securities to be included in the current Fund Deposit for each Fund will be published.

16.                 RECEIPT OF PROSPECTUSES BY PARTICIPANT

The Participant acknowledges receipt of the Prospectuses and represents that it has reviewed and understands the terms thereof.

17.                  CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUSES

The Distributor will provide to the Participant copies of the Prospectus and any printed supplemental information in reasonable quantities upon request of Participant. The Participant consents to the delivery of the Prospectus electronically at the e-mail address under Participant’s signature or in such other reasonably agreed upon manner, including, among others, by website availability. The Participant understands that the current Prospectus and most recent shareholder report for each Fund are available at the applicable Fund’s website. The Trust or Distributor will notify the Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such Prospectus to its customers. As a general matter, the Trust or Distributor will make such revised, supplemented or amended Prospectuses available to the Participant no later than its effective date or as soon as reasonably practicable thereafter.

The Participant agrees to maintain the e-mail address set forth on the signature page to this Agreement and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that it must have Internet access to electronically access the Prospectuses. The Participant may revoke the consent to electronic delivery of the Prospectuses at any time by providing written notice to the Distributor.

18.                 NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by facsimile, electronic mail or similar means of same day delivery. All notices to the Participant, the Distributor, and the Transfer Agent shall be directed to the address or telephone number, or email addresses indicated below the signature line of such party.

19.                 EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

(a)               This Agreement shall become effective on the date set forth below and may be terminated at any time by any party upon sixty (60) days’ prior written notice to the other parties, and may be terminated earlier by the Fund, the Participant or the Distributor at any time in the event of a material breach by another party of any provision of this Agreement.

(b)               No party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other party, which shall not be unreasonably withheld; provided, however, any party may assign its rights or obligations under this Agreement (in whole but not in part) to an affiliate upon written notice to the other parties so long as such affiliate is able to comply with, and fulfill, the duties and obligations under this Agreement.

(c)               This Agreement may not be amended except by a writing signed by all the parties hereto. This Agreement is intended to, and shall apply to, each of the current and future Funds of the Trust, such that no amendment shall be required in the event that the Trust creates new Funds or terminates existing Funds, provided, however, that notice shall be provided to the Participant of such creation or termination of Funds.

20.               SUB-CUSTODIAN ACCOUNT

              The Participant understands and agrees that in the case of each Fund that invests in international or global equity securities, the Trust has caused its Custodian to maintain with the applicable Sub-Custodian for such Fund an account in the relevant foreign jurisdiction to which the Participant shall deliver or cause to be delivered the Deposit Securities for itself or any Participant Client in connection with any Creation Order, with any appropriate adjustments as advised by such Sub-Custodian or Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

21.                 GOVERNING LAW

This Section 21 shall survive the termination of this Agreement.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any New York State or United States Federal Court sitting in New York, New York having subject matter jurisdiction, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement.

22.                COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument. This Agreement shall be deemed executed by all the parties when one or more counterparties hereof or thereof, individually or taken together, bears the original facsimile or scanned signatures of each of the parties.

23.                SEVERANCE

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

24.                HEADINGS

Headings and sub-headings are included solely for convenient reference and shall not affect the meaning, construction, operation, or effect of the terms of this Agreement.

25.                ENTIRE AGREEMENT

This Agreement, which includes the attachments, supersedes any prior agreement between the parties with respect to the subject matter contained herein and constitutes the entire agreement between the parties regarding the matters contained herein.

[Signature page follows]

The duly authorized representatives of the below parties have executed this Agreement, the effective date of which shall be the date of the most recent signature below.

PARALEL DISTRIBUTORS LLC

A Delaware limited liability company

By:

Name:            Bradley Swenson

Title:               President

Address:       1700 Broadway Suite 1850,

                        Denver, CO 80290

Telephone:   [ ]

E-mail:           brad@paralel.com, legalnotice@paralel.com

CORGI ETF TRUST III A Delaware statutory trust By: Name: Title: Address: Telephone: E-mail:
[Participant Name] DTC/NSCC Clearing Participant Code: [0000] Email contact: BY: _______________________________________ Name: Title: Address: Telephone: E-mail:	ACCEPTED BY: U.S. Bancorp Fund Services, LLC d/b/a U.S. Bank Global Fund Services as Transfer Agent By: Name: Title:

ATTACHMENT A

AUTHORIZED PERSONS

The following individuals are Authorized Persons (each, an “Authorized Person”), authorized to give instructions relating to any activity contemplated by the Agreement (as defined below) or any other notice, request or instruction on behalf of the Participant pursuant to the Authorized Participant Agreement (the "Agreement") by and between Paralel Distributors LLC (the “Distributor”), [Participant Name] (the “Participant”), and Corgi ETF Trust III (the “Trust”), and subject to acceptance by U.S. Bancorp Fund Services, LLC d/b/a U.S. Bank Global Fund Services (the "Transfer Agent"), as such Agreement may be amended from time to time.

This list of Authorized Persons supersedes any prior list of Authorized Persons of the Participant that the Transfer Agent may have on file with respect to the Agreement, and shall remain in full force and effect until such time as Transfer Agent is otherwise notified by the Participant in writing.

Authorized By: _________________________

Name:

Title:

Contact#:

Email:

Date: _________________________

NAME(1)	TITLE(1)	SIGNATURE(1)	TELEPHONE NUMBER(1)	E-MAIL ADDRESS(1)	User Location (Country)	PERMISSION (2)*

*Permissions:

RO- Read-Only (Allows users to see account information and run reports, but not place trades)

ET – Execute Trades (Allows user to place trades directly))

(1)     Required information.

(2)     Required information to use the Web Order Site.

 ATTACHMENT B

LIST OF FUNDS

CORGI ETF TRUST III

Fund	Ticker Symbol	Website
U.S. Rare Earth & Critical Minerals ETF	[ ]	[ ]